GLU MOBILE ANNOUNCES GLOBAL COST REDUCTIONS TO REDUCE OPERATING EXPENSES AND IMPROVE LIQUIDITY

SAN MATEO, Calif. – December 2, 2008 – Glu Mobile Inc. (NASDAQ: GLUU) today announced that it is reducing headcount and operating expenses across its global organization. As a result of these and previous actions, the Company will reduce total annualized non-GAAP operating expenses by approximately $13 million, or 19 percent from its second quarter 2008 levels. When these actions are completed and the benefits are fully realized beginning in the first quarter of 2009, total non-GAAP operating expenses in 2009 are expected to be approximately $57 million.

“These decisions are difficult but necessary given the increasing economic headwinds facing our industry and the softening in consumer spending,” said Greg Ballard, chief executive officer. “By realigning our operations and resources worldwide, we are able to improve our financial performance in the near term while continuing to invest in key growth opportunities in the mobile games industry, especially surrounding high-end handsets and new platforms such as iPhone, Android and N-Gage. In addition, I have asked the Board to reduce my salary by 25% as part of our cost reduction efforts until the Company is demonstrating consistent progress toward our long-term goals.”

“This reduction in headcount and other operating expenses continues our focus on expense controls that began late in the second quarter of 2008 across all areas of our business to better position the Company’s financial foundation and support our growth initiatives,” said Eric R. Ludwig, senior vice president and chief financial officer. “These actions will improve our liquidity in 2009, and we continue to explore other avenues to improve our available cash and credit positions.”

The Company currently estimates that, in connection with the workforce reduction, it will incur pre-tax restructuring charges in the fourth quarter of 2008 related to estimated severance costs in the range of approximately $625,000 to $675,000. Substantially all of these charges will result in future cash expenditures, of which the Company believes approximately $230,000 will be paid in the fourth quarter of 2008 and the remainder will be paid in the first quarter of 2009. Additionally, the Company expects to record a pre-tax, non-cash facility closure charge in the range of approximately $700,000 to $800,000 in the fourth quarter of 2008.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu’s consolidated statements of operations:

— Acquired in-process technology

— Amortization of intangibles

— Stock-based compensation

— Gain on sale of assets

— Impairment of auction-rate securities

— Restructuring

— MIG earnout

— Transitional expenses

— Impairment of goodwill

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods.

For complete information regarding our non-GAAP financial information, please refer to Glu’s November 4, 2008 press release regarding its third quarter financial results and certain non-GAAP financial information available in the Investor Relations section of Glu’s website, www.glu.com.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our expectation that we will reduce total annualized non-GAAP operating expenses by approximately $13 million, or 19 percent from our second quarter 2008 levels; our expectation that, when these reductions are completed and the benefits are fully realized beginning in the first quarter of 2009, total non-GAAP operating expenses in 2009 will be approximately $57 million; our belief that realigning our operations and resources worldwide will enable us to improve our financial performance in the near term while continuing to invest in growth opportunities; our belief that high-end handsets and new platforms, such as iPhone, Android and N-Gage, represent the key growth in the mobile games industry; our belief that the reduction in headcount and other operating expenses will better position our financial foundation and support our growth initiatives; our belief that our cost reductions will improve our liquidity in 2009; our belief that will be able to continue to explore other avenues to improve our available cash and credit positions; our estimation that we will incur pre-tax restructuring charges in the fourth quarter of 2008 related to estimated severance costs in the range of approximately $625,000 to $675,000; our expectation that substantially all of these charges will result in future cash expenditures, of which we believe approximately $230,000 will be paid in the fourth quarter of 2008 and the remainder will be paid in the first quarter of 2009; and our expectation that we will record a pre-tax, non-cash facility closure charge in the range of approximately $700,000 to $800,000 in the fourth quarter of 2008. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that our reduction in operating expenses will not be sufficient to realize the anticipated approximately $13 million, or 19 percent cost reduction over our second quarter of 2008 levels; the risk that these cost reductions may result in greater than anticipated reductions in anticipated revenue and may not succeed in improving our financial performance in the near term; and the risk that investment in what we believe to be key growth opportunities in the mobile games industry, particularly high-end handsets and new platforms such as iPhone, Android and N-Gage, may prove unsuccessful; the risk that these cost reductions will not result in improving our financial foundation and supporting our growth initiatives; the risk that these cost reductions actions will not improve our liquidity position in 2009; the risk that we may be unable to successfully implement measures to improve our available cash and credit positions, including entering into a new credit facility to replace our credit facility that expires in February 2009; the risk our estimated restructuring charges may be greater than we currently anticipate and/or occur in periods other than we currently anticipate; the risk that our title plan roadmaps for the remainder of 2008 and for 2009, including for high-end platforms, may be less successful than we anticipate or that we will not release the titles on the schedules that we currently anticipate or at all; the risk that we may have insufficient working capital to effectively execute our business strategy, including exploitation of the new high-end platforms while continuing to address the traditional mobile phone market; the risk that we may lose a key intellectual property license; the risk that growth of next generation handsets and advanced networks does not grow as significantly in 2009 as we anticipate; the risk that our development expenses for games for high-end handsets are greater than we anticipate; the risk that we may be unable to tightly managing expenses to improve operating margins while still making the strategic investments necessary for meeting the market needs in 2009 and beyond; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original IP titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that mobile games market is smaller than anticipated; and other risks detailed under the caption “Risk Factors” in our Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/corp/Pages.investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Sweden, Poland, Russia, China, Brazil, Chile, Canada and Mexico. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile Inc.

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CONTACT:
Media:
Glu Mobile
Jill Braff, Senior Vice President, Global Publishing, 650-532-2442
jill.braff@glu.com
or
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Todd Friedman / Stacie Bosinoff, 415-217-7722
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stacie@blueshirtgroup.com